UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2011
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407, 2nd St. SW Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amending Agreement

Effective on August 18, 2011, American Exploration Corporation, a Nevada corporation (the “Company”), entered into an amending agreement (the “Amending Agreement”) with Mainland Resources, Inc., a Nevada corporation (“Mainland Resources”). The Amending Agreement is in regards to that certain merger agreement and plan of merger dated March 22, 2010, as amended by that certain letter agreement and amending agreement dated July 28, 2010, as further amended by that certain amending agreement dated September 7, 2010, as further amended by that certain amending agreement dated December 23, 2010, as further amended by that certain amending agreement dated March 14, 2011, and as further amended by that certain amending agreement dated May 17, 2011 (the “Merger Agreement”). The Merger Agreement is subject to termination by either the Company or Mainland Resources if certain conditions specified in the Merger Agreement are not satisfied at or before September 30, 2010 (as previously amended to December 31, 2010, March 31, 2011,  May 31, 2011 and August 31, 2011) or such later date as may be mutually agreed upon (the “Termination Date”). In accordance with the terms and provisions of the Amending Agreement, the Termination Date has been extended to October 31, 2011.

Promissory Note

Effective on August 18, 2011, the Company entered into amendment no. 4 to that certain promissory note (the “Amended Note”) with Mainland Resources. The Amended Note is in regards to that certain note dated September 27, 2010 in the principal amount of $60,000 (the “Note”). The Note evidences monies advanced by Mainland Resources to the Company in order to assist the Company with various costs associated with the completion of the proposed merger between the Company and Mainland Resources pursuant to the terms and provisions of that certain merger agreement and plan of merger dated March 22, 2010 as amended by each of a certain letter agreement and amending agreement referenced above.

The Amended Note matures October 31, 2011, bears interest at the rate of 12% per annum and is unsecured.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with Mainland Resources announced on March 23, 2010, Mainland Resources intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and related materials to register the securities of Mainland Resources to be issued in exchange for securities of the Company. The Registration Statement will incorporate a joint proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that the Company and Mainland Resources plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, Mainland Resources, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by the Company and Mainland Resources, through the web site maintained by the SEC at www.sec.gov.  The Company’s security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company.

Each of the Company and Mainland Resources, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Amending Agreement dated August 18, 2011 between Mainland Resources Inc. and American Exploration Corporation.

10.2	Amendment No. 4 to Promissory Note dated August 18, 2011 from American Exploration Corporation to Mainland Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION

DATE: August 26, 2011	By:	/s/ Steven Harding
Name: Steven Harding
Title: President/Chief Executive Officer